UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

Ibis Technology Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	0-23150	04-2987600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Cherry Hill Drive, Danvers, Massachusetts 01923
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 777-4247

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Ibis Technology Corporation (Nasdaq NM: IBIS) a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced that it has engaged the investment bank BlueLake Partners, LLC for the purpose of assessing strategic alternatives for Ibis, including a potential sale of the Company and/or its assets. No decision has been made as to whether Ibis will engage in a transaction or transactions resulting from its consideration of strategic alternatives, and no assurance can be given that any transaction or transactions will occur or, if undertaken, the terms or timing of such a transaction. The Company does not intend to comment further publicly with respect to this assessment unless a specific transaction or alternative is approved by its Board.

Commenting on the matter, Martin J. Reid said "We expect to analyze a number of potential strategic paths with the benefit of expertise provided by BlueLake Partners."

Item 9.01     Financial Statements and Exhibits.

(a)  Not applicable.

(b) Not applicable.

(c)  Exhibits

Exhibit 99.1.	Press Release issued by Ibis Technology Corporation on February 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIS TECHNOLOGY CORPORATION

Date:	February 27, 2008	/s/ William J. Schmidt
William J. Schmidt Chief Financial Officer